Exhibit 99.1

Investors Title Company Announces Third Quarter 2013 Results

CHAPEL HILL, N.C.--(BUSINESS WIRE)--November 4, 2013--Investors Title Company today announced its results for the third quarter ended September 30, 2013. Net income attributable to the Company increased 74.7% to $5,515,798, or $2.66 per diluted share, compared with $3,158,185, or $1.50 per diluted share, for the prior year quarter.

Revenues increased 4.1% to $33,605,239 versus the prior year quarter, primarily due to a 4.9% increase in net premiums written. The premium growth reflects higher levels of purchase transactions, as well as increases in average home values in many parts of the nation, driven by improvement in the overall economy. Refinance volume continued its downward trend, reflecting a rising interest rate environment over the course of 2013.

Operating expenses decreased 8.1% to $25,328,716 versus the prior year quarter due to lower claims expense, partially offset by increases in other expense categories. The provision for claims includes a reduction in the reserves for claims of approximately $2,400,000 reflecting a change in estimate related to certain actuarial assumptions that stems from improved claims experience in recent post-recession policy years. The increase in payroll expense was largely driven by higher staffing levels to support ongoing software development, and increased benefits and incentive compensation. Other operating expenses were higher than the prior year quarter mostly due to volume increases or changes in the mix of business.

For the nine months ended September 30, 2013, net income attributable to the Company increased 62.4% to $12,898,203 or $6.19 per diluted share, compared with $7,939,812, or $3.74 per diluted share, for the prior year period. Revenues increased 16.6% to $94,146,912 and operating expenses increased 8.3% to $75,248,921 versus the prior year period. Results for the first nine months of the year have been shaped predominantly by the same factors that affected the third quarter.

Chairman J. Allen Fine added, “We were pleased to see a continuation in the third quarter of recent increases in the volume of home sales as well as general increases in home prices. Despite moderation in refinance activity, these factors contributed to an all-time high level of revenue for the quarter. Earnings were impacted favorably by changes to actuarial assumptions reflecting improved claims experience in recent years. We continue to focus on enhancing our competitive strengths and capitalizing on opportunities to profitably expand our market presence.”

Investors Title Company is engaged through its subsidiaries in the business of issuing and underwriting title insurance policies. The Company also provides investment management services to individuals, companies, banks and trusts, as well as services in connection with tax-deferred exchanges of like-kind property.

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, any statements regarding expansion of the Company’s market presence, enhancing competitive strengths or regarding our actuarial assumptions and the application of recent historical claims experience to future periods. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation: the cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions; declines in the performance of the Company’s investments; government regulation; and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, and in subsequent filings.

Investors Title Company and Subsidiaries
Consolidated Statements of Income
For the Three and Nine Months Ended September 30, 2013 and 2012
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues:
Net premiums written	$30,431,560	$29,018,123	$84,787,318	$71,927,113
Investment income - interest and dividends	990,338	962,573	2,835,870	2,949,752
Net realized gain on investments	261,938	99,790	333,554	357,819
Other	1,921,403	2,196,922	6,190,170	5,537,323
Total Revenues	33,605,239	32,277,408	94,146,912	80,772,007

Operating Expenses:
Commissions to agents	18,142,697	16,840,421	49,240,917	40,683,365
(Benefit) provision for claims	(3,037,101)	2,432,057	(2,429,289)	4,424,523
Salaries, employee benefits and payroll taxes	7,133,497	5,598,722	19,533,970	16,080,639
Office occupancy and operations	1,165,772	984,303	3,266,112	2,956,470
Business development	606,549	472,436	1,487,635	1,254,691
Filing fees, franchise and local taxes	141,373	140,740	510,893	673,992
Premium and retaliatory taxes	592,717	423,626	1,563,764	1,312,906
Professional and contract labor fees	404,206	523,956	1,514,749	1,620,911
Other	179,006	143,232	560,170	481,755
Total Operating Expenses	25,328,716	27,559,493	75,248,921	69,489,252

Income Before Income Taxes	8,276,523	4,717,915	18,897,991	11,282,755

Provision For Income Taxes	2,733,000	1,479,000	5,944,000	3,239,000

Net Income	5,543,523	3,238,915	12,953,991	8,043,755

Less: Net Income Attributable to Redeemable Noncontrolling Interest	(27,725)	(80,730)	(55,788)	(103,943)

Net Income Attributable to the Company	$5,515,798	$3,158,185	$12,898,203	$7,939,812

Basic Earnings Per Common Share	$2.67	$1.52	$6.26	$3.80

Weighted Average Shares Outstanding - Basic	2,069,081	2,071,605	2,059,226	2,090,369

Diluted Earnings Per Common Share	$2.66	$1.50	$6.19	$3.74

Weighted Average Shares Outstanding - Diluted	2,074,940	2,108,526	2,083,560	2,124,122

Investors Title Company and Subsidiaries
Consolidated Balance Sheets
As of September 30, 2013 and December 31, 2012
(Unaudited)

	September 30, 2013	December 31, 2012
Assets:
Investments in securities:
Fixed maturities, available-for-sale, at fair value	$86,100,498	$81,936,978
Equity securities, available-for-sale, at fair value	33,460,972	28,510,933
Short-term investments	15,388,647	13,567,648
Other investments	7,311,949	6,763,100
Total investments	142,262,066	130,778,659

Cash and cash equivalents	22,868,393	20,810,018
Premiums and fees receivable, net	9,758,749	11,037,714
Accrued interest and dividends	1,041,472	1,037,447
Prepaid expenses and other assets	7,314,187	4,651,115
Property, net	4,204,506	3,603,323
Current income taxes receivable	1,708,257	-

Total Assets	$189,157,630	$171,918,276

Liabilities and Stockholders' Equity
Liabilities:
Reserves for claims	$34,816,000	$39,078,000
Accounts payable and accrued liabilities	21,331,255	15,477,545
Current income taxes payable	-	1,336,824
Deferred income taxes, net	5,259,773	893,156
Total liabilities	61,407,028	56,785,525

Redeemable Noncontrolling Interest	512,749	493,861

Stockholders' Equity:
Common stock - no par value (shares authorized 10,000,000;
2,066,922 and 2,043,359 shares issued and outstanding as of September 30, 2013 and
December 31, 2012, respectively, excluding 291,676 shares for 2013 and 2012
of common stock held by the Company's subsidiary)	1	1
Retained earnings	117,418,431	105,820,459
Accumulated other comprehensive income	9,819,421	8,818,430
Total stockholders' equity	127,237,853	114,638,890

Total Liabilities and Stockholders' Equity	$189,157,630	$171,918,276

Investors Title Company and Subsidiaries
Net Premiums Written By Branch and Agency
For the Three and Nine Months Ended September 30, 2013 and 2012
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2013	%	2012	%	2013	%	2012	%
Branch	$6,630,345	21.8	$6,559,658	22.6	$19,746,738	23.3	$17,546,488	24.4

Agency	23,801,215	78.2	22,458,465	77.4	65,040,580	76.7	54,380,625	75.6

Total	$30,431,560	100.0	$29,018,123	100.0	$84,787,318	100.0	$71,927,113	100.0

CONTACT:
Investors Title Company
Elizabeth B. Lewter, 919-968-2200